************OUTSIDE OF FRONT COVER PAGE*************

APOLLO PUBLICATION CORPORATION

PROSPECTUS AND FINANCIAL STATEMENT






June 3, 2005








Note: The following prospectus and financial statement contains information of a highly confidential nature. Any disclosure of the contents of this plan or other information provided by Apollo Publication Corporation without the express written permission of  the company is prohibited.





***********INSIDE OF FRONT COVER PAGE*************


This registration statement is neither an offer to sell nor a solicitation of an offer to buy these securities. This is made only by the Prospectus.
Copies of the prospectus can download at Apollo Publication Corporation Website www.APCorps.com under Investor Page and may be obtained in any State from the underwriter where they may legally offer these securities in compliance with the securities law of such State.

August 15, 2005
Notice of EffectiVE Registration Statement
APOLLO PUBLICATION CORPORATION
Initial Public Offering
On NASDAQ SmallCap Stock Markets
With 25,000,000 Unrestricted Common Shares
Of Beneficial Interest
At Price $145.00 Per Share
(Based on Ratio 0.16 Par Share, Fully Paid No Par Value and Voting Right) In Outstanding 100,000,000 Common Shares

Joint Book-running Managers

Canadian Imperial Bank of Commerce
CIBC World Markets
CIBC Investor Edge

Underwriter and Market Maker GROUP

CIBC World Markets
Credit Suisse First Boston
The Bear Stearns Companies Inc
SG Cowen Securities Corporation
Deutsche Bank Securities
Banc of America Securities LLC
A.G. Edwards, Inc.
J.P. Morgan chase
The Goldman Sachs Group, Inc.
Apollo Publication corporation
UPD-Unique Product Design and Development

Transfer Agent
CIBC World Markets
August 10, 2005



*********TABLE OF CONTENT*************


TABLE OF CONTENTS


Corporation Information			1
Board of Directors			2
Business Overview			3
Strategic Plan			4
Business Development			4
Product (I)			5
82:
Market Profile (I)			5
Customers (I)			5
Product (II)			6
Market Profile (II)			6
Customers (II)			6
Product (III)			6
Market Profile (III)			6
Customers (III)			6
Product (IV)			7
Market Profile (IV)			7
Customers (IV)			7
Security ownership of certain
beneficial owners and management		8

Financial Review			15

Investment			16

Working Capital			16

Canadian Tax Matter			16

Risk Factor			17

Control and Procedure			18

Audit Committee			19

Compensation Committee		20

Public Policy Committee			21

Finance Committee			22

Nominating and Governance Committee		23

Certifications			24




*****BELOW IS THE CONTENT FROM PAGE 1 ~ PAGE 24*******


CORPORATION INFORMATION

CORPORATION CONTACT

1547 York St.
Windsor, ON N8X 1W5
Canada
Tel: (519)252-3518
Fax: (519)967-9577
General Information: Info@APCorps.com
E-mail: E-mail@APCorps.com
Comment: Comment@APCorps.com

BOARD OF DIRECTORS

Simon Victor (Honorable Chairman of Director Board Committee)
George Herbert Bush Sr. (Honorable Chairman of Director Board Committee) Rutang Luo (Honorable Chairman of Director Board Committee)
Xiaobo Lucy Luo (Chair and CEO, Chief Executive Officer/First Director) George Walker Bush Sr. (Chair and President/Second Director)
Paul Martin (CFO, Chief Financial Officer)
Lishan Yang (COO, Chief Operating Officer/Third Director)
William Snow (Treasurer/USA)
Rongji Zhu(Treasurer/PRC)
John Paul Manley (Treasurer/Canada)
Joseph Liberman (CLO, Chief Legal Officer)
Jie Jenny Luo (CIO, Chief Information Officer)

   INDEPENDENT DIRECTORS OF AUDIT COMMITTEE
   James Baker  (Independent Director)
   Jimmy Carter  (Independent Director)
   Jean Chretien  (Independent Director)
   Paul Oneil  (Independent Director)
   Al Greenspan  (Independent Director)

BUSINESS OVERVIEW

OVERVIEW
171: When the God created the Universe, her children have lived on the planets and stars like Earth all over the Universe. God Luo founded the Language with all other objects. All the Life include human being have carried
 God Luo's soul and her invention from one generation to another generation until today. There are over 285 generations of God Luos
 Children and her kins derived in past years of 6116 on the Earth of Solo Solar System.
 Apollo Publication Corporation is owned by God Luos Children with their family name of Luo, Marks(Marx)(Luo), Victor(Luo), Carlo(Luo), Louis, EL, Ross,
Roman, German and their kins with their family name of Bu(sh)lo, Zhanglo,
 Hu, Holo, Zhulo, Yanglo, ZhouLo, Castlo, Zedilo, Alexandlo, Paulo, Tedero, Tylo/Tele, Tanglo/Tomlo, Ba(ker)lo, Qianlo, Marlo, Milo, Philo, Dulo(Zous), Nilo, Tianlo and Babylon with family name of Lu, Lott, Gore, Gao, Yao,
Huang, Yu,Jiang, etc.
Our mission is to found An Imperial Of Earth (IOE) with One God Luo, One
 Language, One Culture, One History, One Law, One Standard, One Currency,
One Postal, etc on One Land of Earth of Solo Solar System.
 Apollo Publication Corporation is here to Unify World Language, History and Culture; to Form All Documents of Law on IOE; to Print All Specifications and
 Standards on IOE; to Issue New and Only Notes of Currency and Stamp on IOE;
to Publish News about Founding of IOE; to Consolidate Globe School Textbooks;
 to Web World Wide Customers Online Purchasing, Schooling, Banking,
Charting, etc.
BUSINESS DEVELOPMENT
	The Land of Earth is overcrowded with all kind of animals but educated human beings. They sounds, acts and minds completely difference due to totally different genes the human being carried. They quarrel, fight and war for their unknown and unease heart and fate. Apollo Publication Corporation is here to compose a symphony which has role for all the sounds, acts and minds  in one harmony tone and chapter.
Apollo Publication Corporation customer is whole world citizens on the Earth. They are nearly 70 billion populations around 200 countries. There will be over 100 trillion pages of papers pressed only on the globe school textbooks in near future by the year of 2010. There will be over 100 billion dollars value of stamps printed annually. There also will have law books, specifications and standards publicized. There is, there is and there is again and again. There is a new world and future waiting for all of us.
Apollo Publication Corporation has her prospective future along with the birth of the Imperial of the Earth (IOE).

STRATEGIC PLAN

Apollo Publication Corporation has chosen her best working team globally. There are over 40 presidents world wide as Controller of Apollo Publication Corporation in Asia, America, European, and Australia. There will be more Controllers needed for Africa, Middle East and other areas.

Apollo Publication Corporation has world best the Board of Directors and
 Officers.
The Board has written Principle of Corporate Governance which include
 5 standing committees: Audit Committee, Compensation Committee,
Governance Committee, Public Policy Committee, Finance Committee.
 Each of these committee has a writtencharter.
Our Corporation practices and leaderships will be witnessed and proved by all over world citizens.

Apollo Publication Corporation provides the best and unique products with high quality, speed and simplicity by using CIMS (Computer Integrated Manufacture
 System) and IIMS (Internet Integrated Management System) technology to world wide customers.

Apollo Publication Corporation will focus on building the reliable and secure globe SDWS (shipping and delivery web system) for IOE Postal, School text books and Bank Notes by partnership or acquisitions.

Apollo Publication Corporation has a solid plan for 5 year working capitals and funds to support our mission toward our goals by IPO on equity market of NASDAQ of USA, TSE of Canada, ShenZhen of China, London Stock
Exchange of United Kingdom or CAC of French.

Apollo Publication Corporation develops and expands world wide sale and distribution teams by awarding a fair commission for sales of products made by Apollo Publication Corporation.

Apollo Publication Corporation protects her works and products by registering her own copyright, patent, trade marks of products which satisfy a variety of regulatory requirements and standards on design and produce in IOE
 (included Canada, USA, European, Asia, etc.) .

PRODUCT (I)
LUO BOOK is written by the unique and only real language, called Luobus Language which its characteristic has meaning within the figure along with sound out spelling language. Luobus Language expresses meaning with image box figure and sounds with spelling letter pattern.

MARKET PROFILE
There are several languages on the Earth, such as Chinese - image language; Japanese - Alias language formed from partly of Chinese language;
Greek - Symbol language; Old Roman English - Letter language formed from partly of Chinese Pin Yin language; Russian - Symbol language;
 Arabic - sand pattern language; all other languages on the earth are from image, or symbol, or letter, or pattern language with different grammar and spelling.
The whole world has communication problem due to over 200 difference languages and dialects mainly used on the earth.
 The Luobus Language is first time to introduce to the 70 billion world citizen since 6000 years. The market is large.

CUSTOMERS
There are near 70 billion population who completely blind to Luobus Language on reading, speaking and writing. To educate everyone is great Human Engineering alike we build a Great Wall Street which will take 50 to 100 years.
Apollo Publication Corporation prepares to publish the grade 1 text books which start to educate all the children who were born in the year 2000 and go to school in the year 2007 for their Grade 1 globally.
There will be around 72 million kids for Grade 1 schooling in the year 2007. There will be around 150 million kids for Grade 1 and 2 schooling in the year 2008.
There will be around 230 million kids for Grade 1, 2 and 3 schooling in the year 2009.
 There will be around 330 million kids for Grade 1, 2, 3 and 4 schooling in 2010.
There will be around 415 million kids for Grade 1,2,3,4 and 5 schooling in 2011.
There will be around 500 million kids for Grade 1 - 6 schooling in the year 2012.
There will be around 590 million kids for Grade 1 - 7 schooling in the year 2013.
There will be around 680 million kids for Grade 1 - 8 schooling in the year 2014.
There will be around 770 million kids for Grade 1 - 9 schooling in the year 2015.
There will be around 860 million kids for Grade 1 - 10 schooling in the year 2016.
There will be around 960 million kids for Grade 1 - 11 schooling in the year 2017.
There will be around 1.60 billion kids for Grade 1 - 12 schooling in the year 2014.
There will be around 2.20 billion kids for Grade 1 - 12 and University I in 2015.
There will be around 2.80 billion kids for Grade 1 - 12 and University I & II in 2016.

PRODUCT (II)
Bank Note of Currency, Called LUOBU is printed for the all earth citizen.
 The LUOBU is the only currency admitted bank note by law of IOE.

MARKET PROFILE
There are near 200 difference currency issued by different government on the earth nowadays. The value of those currency is labeled by every government based the Holding and Storage of Gold in their Treasury. Searching the Gold, even having war for Gold has brought the triumph to all whole world citizen in 2000 year alike our ancient war for rice, shell, cooper, silver, paper, etc which used by the measurement of trade.
 The truly value of land, water, energy, life, material, mind, object and staff are not simple to be valued by Currency or any of measurement.
The more difference currency issued, the more unfair standard established.
 The LUOBU currency based the value of Earth is first time to introduce to the 70 billion world citizen for fair trade on IOE.

CUSTOMERS
There are near 70 billion population who use LUOBU as measurement for fair trade in this century. Apollo Publication Corporation will publish reliable LUOBU for globally usage.

PRODUCT (III)
Bank Note of Stamp, Called POLUO is printed for the all earth citizen. The POLUO is the only stamp admitted bank note by law of IOE.

MARKET PROFILE
There are near 200 difference state stamps issued by different government on the earth used by the measurement of postal service nowadays. The more difference stamps issued, the more paper, labor and management work involved. To speed up delivery and shipping service, to improve the quality, security and fair value of the postal business, the POLUO standard is a essential stage for the Globe Postal Revolution on IOE.
 The POLUO stamp based the fair value of service which is provided by the postal and transportation business involved globally.

CUSTOMERS
There are near 70 billion population who use POLUO stamp as measurement of postal service for letter and package shipping business. Apollo Publication Corporation will publish the security, reliable POLUO for globally usage.

PRODUCT (IV)
Apollo Publication Corporation print all kind of publication such as Handbook, Specification, Product Catalog, Financial Report, Account Books, Newspaper, Magazine, Luo Books, Road sign, Label, Card, Business Forms, Cheque, certificate, Government form, Bank statement, Policy brochure, Ad flyer, etc.

MARKET PROFILE
There are many different print house and publication companies produce the books and paper printed products. Apollo Publication Corporation has her own experienced product designer and high standard book writer who are experts on all kind of field from politician, economist, historian, scientist, doctor, languagist, educator, president, etc.
Apollo Publication Corporation has the world best standard for their publication requirement and the unique style of their publication.
The quality on topic, content, words, facts, logical, thought, print, editorial, management, etc is the most excellent on the publication area.

CUSTOMERS
There are near 15 billion Chinese reader and 30 billion English reader world wide. If there are 1% readers who could be our Customer, there will create 1.6 to 22.5 billion revenue annually.
There are near 10 million business customer in North America who may use publication service for their product catalog, Ad flyer, financial report, invoice and shipper, Newspaper, Magazine, Account Books, etc. If there are 1% business customers who could use our product or service, there will create 1to 50 million revenue annually.
 There will be 1 to 20 billion accounts open on Luo Bank of IOE by 2010 to 2015. Apollo Publication Corporation will may have 10 to 200 billion revenue from Luo bank business form, deposit slip, bank book, certification, etc.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
Ms. Xiaobo Lucy Luo, as of July 15, 2005, is the only person who beneficially owned or exercised control or direction over more than five percent of the Company shares.
Security Ownership of Director and Management
The following table sets forth, as July 15, 2005, certain information with respect to all shareowner known by us to have been beneficial owners of more than five percent of our common stock, and information with respect to our common stock beneficially owned by our directors, our executive officers included all of our directors and executive officers as a group.

Name
Number of share issued	Issue Value of  per share
        Entitle Exercisable Share at Fiscal Year-End 2005
        Unexercisable Share at Fiscal Year-End 2005
        Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Simon Victor	1,000,000	0.0005	50,000
950,000	-	*	R
George H. Bush	1,000,000	0.0005	50,000
950,000	-	*	R
Rutang Luo	1,000,000	0.0005	50,000
950,000	-	*	R
Xiaobo Luo	60,000,000	0.000085	3,000,000
57,000,000	-	85%	R
George W. Bush	3,000,000	0.00015	150,000
2,850,000	-	*	R
Paul Martin	1,000,000	0.01	75,000
1,425,000	-	*	UR
LiShan Yang	1,000,000	0.01	75,000
1,425,000	-	*	UR
Joseph
Lieberman	1,000,000	0.01	50,000
950,000	-	*	UR
Jie J. Luo	500,000	0.01	25,000
475,000	-	*	R
Laura M. Luo	500,000	0.01	25,000
475,000	-	*	R
John W. Snow	250,000	0.01	12,500
237,500	-	*	UR
Rongji Zhu	250,000	0.01	12,500
237,500	-	*	UR
John P. Manley	250,000	0.01	12,500
237,500	-	*	UR
Jacques Chirac	250,000	0.01	12,500
237,500	-	*	UR

Name
Number of share issued	Issue Value of  per share
Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Tony Blair	5,000	Award	0
5,000	-	*	UR
Vladimir Putin	5,000	Award	0
5,000	-	*	UR
G Schroeder	5,000	Award	0
5,000	-	*	UR
J Koizumi	5,000	Award	0
5,000	-	*	UR
Fox Zedilo	5,000	Award	0
5,000	-	*	UR
Jintao Hu	5,000	Award	0
5,000	-	*	UR
Silvio Berlusconi 	5,000	Award	0
5,000	-	*	UR
GWB (USA)	5,000	Award	0
5,000	-	*	UR
Koff Annan	5,000	Award	0
5,000	-	*	UR
John Howard	5,000	Award	0
5,000	-	*	UR
Israel		5,000	Award	0
5,000	-	*	UR
India		5,000	Award	0
5,000	-	*	UR
Pakistan		5,000	Award	0
5,000	-	*	UR
Afghanistan	5,000	Award	0
5,000	-	*	UR
Iran		5,000	Award	0
5,000	-	*	UR
Jordon		5,000	Award	0
5,000	-	*	UR
Iraq		5,000	Award	0
5,000	-	*	UR
North Korea	5,000	Award	0
5,000	-	*	UR
South Korea	5,000	Award	0
5,000	-	*	UR
Twain		5,000	Award	0
5,000	-	*	UR
Hong Kong	5,000	Award	0
5,000	-	*	UR
Vietnam		5,000	Award	0
5,000	-	*	UR
Philippine	5,000	Award	0
5,000	-	*	UR
Singapore	5,000	Award	0
5,000	-	*	UR
Indonesian	5,000	Award	0
5,000	-	*	UR
Thailand		5,000	Award	0
5,000	-	*	UR

Name
Number of share issued	Issue Value of  per share
Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Lao		5,000	Award	0
5,000	-	*	UR
Bangladesh	5,000	Award	0
5,000	-	*	UR
Sri Lanka	5,000	Award	0
5,000	-	*	UR
Poland		5,000	Award	0
5,000	-	*	UR
Mongolia	5,000	Award	0
5,000	-	*	UR
Oman		5,000	Award	0
5,000	-	*	UR
Tibet		5,000	Award	0
5,000	-	*	UR
Macao		5,000	Award	0
5,000	-	*	UR
Malaya		5,000	Award	0
5,000	-	*	UR
Cambodia	5,000	Award	0
5,000	-	*	UR
East Timor	5,000	Award	0
5,000	-	*	UR
Malaysia		5,000	Award	0
5,000	-	*	UR
Lithuania	5,000	Award	0
5,000	-	*	UR
Burma		5,000	Award	0
5,000	-	*	UR
Ceylon		5,000	Award	0
5,000	-	*	UR
Cyprus		5,000	Award	0
5,000	-	*	UR
Qatar		5,000	Award	0
5,000	-	*	UR
Maldives		5,000	Award	0
5,000	-	*	UR
Brunei		5,000	Award	0
5,000	-	*	UR
Nepal		5,000	Award	0
5,000	-	*	UR
Myanmar	5,000	Award	0
5,000	-	*	UR
Bahrain		5,000	Award	0
5,000	-	*	UR
Albania		5,000	Award	0
5,000	-	*	UR
Spain		5,000	Award	0
5,000	-	*	UR
Greece		5,000	Award	0
5,000	-	*	UR
Turkry		5,000	Award	0
5,000	-	*	UR

Name
Number of share issued	Issue Value of  per share
Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Syria		5,000	Award	0
5,000	-	*	UR
Lebanon	5,000	Award	0
5,000	-	*	UR
Palestine	5,000	Award	0
5,000	-	*	UR
Portugal		5,000	Award	0
5,000	-	*	UR
Saudi		5,000	Award	0
5,000	-	*	UR
Yemen		5,000	Award	0
5,000	-	*	UR
U Arab Emirate	5,000	Award	0
5,000	-	*	UR
Kuwait		5,000	Award	0
5,000	-	*	UR
Azerbaijan	5,000	Award	0
5,000	-	*	UR
Bhutan		5,000	Award	0
5,000	-	*	UR
Bulgaria		5,000	Award	0
5,000	-	*	UR
Armenia		5,000	Award	0
5,000	-	*	UR
Belarus		5,000	Award	0
5,000	-	*	UR
Bosnia		5,000	Award	0
5,000	-	*	UR
Chechen	5,000	Award	0
5,000	-	*	UR
Croatia		5,000	Award	0
5,000	-	*	UR
Cezch		5,000	Award	0
5,000	-	*	UR
Georgia		5,000	Award	0
5,000	-	*	UR
Kazakhstan	5,000	Award	0
5,000	-	*	UR
Estonia		5,000	Award	0
5,000	-	*	UR
Hungary		5,000	Award	0
5,000	-	*	UR
Kyrgyzstan	5,000	Award	0
5,000	-	*	UR
Lativia		5,000	Award	0
5,000	-	*	UR
Liechtenstein	5,000	Award	0
5,000	-	*	UR
Macedonia	5,000	Award	0
5,000	-	*	UR
Moldova		5,000	Award	0
5,000	-	*	UR

Name
Number of share issued	Issue Value of per share
Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Romania	5,000	Award	0
5,000	-	*	UR
Sarawak		5,000	Award	0
5,000	-	*	UR
Serbia	5,000	Award	0
5,000	-	*	UR
Slovakia		5,000	Award	0
5,000	-	*	UR
Tajikistan	5,000	Award	0
5,000	-	*	UR
Tatarstan	5,000	Award	0
5,000	-	*	UR
Turkmenistan	5,000	Award	0
5,000	-	*	UR
Ukraine		5,000	Award	0
5,000	-	*	UR
Uzbekistan	5,000	Award	0
5,000	-	*	UR
Austria		5,000	Award	0
5,000	-	*	UR
Belgium		5,000	Award	0
5,000	-	*	UR
Bohemia	5,000	Award	0
5,000	-	*	UR
Denmark	5,000	Award	0
5,000	-	*	UR
Finland		5,000	Award	0
5,000	-	*	UR
Iceland	5,000	Award	0
5,000	-	*	UR
Luxembourg	5,000	Award	0
5,000	-	*	UR
Monaco		5,000	Award	0
5,000	-	*	UR
Netherland	5,000	Award	0
5,000	-	*	UR
Norway		5,000	Award	0
5,000	-	*	UR
Scotland		5,000	Award	0
5,000	-	*	UR
Sweden		5,000	Award	0
5,000	-	*	UR
Switzerland	5,000	Award	0
5,000	-	*	UR
Argentina	5,000	Award	0
5,000	-	*	UR
Bolivia		5,000	Award	0
5,000	-	*	UR
Brazil		5,000	Award	0
5,000	-	*	UR
Caribbean	5,000	Award	0
5,000	-	*	UR

Name
Number of share issued
Issue Value of  per share
Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of Unexercisable At Fiscal Year-End 2005
Percent of Share
Owned	Note
Guiana		5,000	Award	0
5,000	-	*	UR
Chile		5,000	Award	0
5,000	-	*	UR
Colombia	5,000	Award	0
5,000	-	*	UR
Ecuador		5,000	Award	0
5,000	-	*	UR
Guyana		5,000	Award	0
5,000	-	*	UR
Paraguay	5,000	Award	0
5,000	-	*	UR
Peru		5,000	Award	0
5,000	-	*	UR
Uruguay		5,000	Award	0
5,000	-	*	UR
Cuba		5,000	Award	0
5,000	-	*	UR
Costa Rica	5,000	Award	0
5,000	-	*	UR
Jamaica		5,000	Award	0
5,000	-	*	UR
Dominica	5,000	Award	0
5,000	-	*	UR
Honduras	5,000	Award	0
5,000	-	*	UR
Anguilla		5,000	Award	0
5,000	-	*	UR
Aruba		5,000	Award	0
5,000	-	*	UR
Bahamas	5,000	Award	0
5,000	-	*	UR
Barbados	5,000	Award	0
5,000	-	*	UR
Belize		5,000	Award	0
5,000	-	*	UR
Bermuda	5,000	Award	0
5,000	-	*	UR
El Salvador	5,000	Award	0
5,000	-	*	UR
Haiti		5,000	Award	0
5,000	-	*	UR
Guatemala	5,000	Award	0
5,000	-	*	UR
Fiji		5,000	Award	0
5,000	-	*	UR
New Zealand	5,000	Award	0
5,000	-	*	UR
Soloman Island	5,000	Award	0
5,000	-	*	UR
Slovenia		5,000	Award	0
5,000	-	*	UR
Malta		5,000	Award	0
5,000	-	*	UR
Gibraltan	5,000	Award	0
5,000	-	*	UR
Andorra		5,000	Award	0
5,000	-	*	UR
Alegria		5,000	Award	0
5,000	-	*	UR
Angola		5,000	Award	0
5,000	-	*	UR
Chad		5,000	Award	0
5,000	-	*	UR

Name
Number of share issued	Issue Value of  per share
Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Egypt		5,000	Award	0
5,000	-	*	UR
Ethiopia		5,000	Award	0
5,000	-	*	UR
Ghana		5,000	Award	0
5,000	-	*	UR
Guinea		5,000	Award	0
	-	*	UR
Ivory Coast	5,000	Award	0
5,000	-	*	UR
Kenya		5,000	Award	0
5,000	-	*	UR
Lesotho		5,000	Award	0
5,000	-	*	UR
Liberia		5,000	Award	0
5,000	-	*	UR
Libya		5,000	Award	0
5,000	-	*	UR
Madagascaw	5,000	Award	0
5,000	-	*	UR
Malawi		5,000	Award	0
5,000	-	*	UR
Mali		5,000	Award	0
5,000	-	*	UR
Mauritius	5,000	Award	0
5,000	-	*	UR
Morocco		5,000	Award	0
5,000	-	*	UR
Mozambique	5,000	Award	0
5,000	-	*	UR
Namibia		5,000	Award	0
5,000	-	*	UR
Niger		5,000	Award	0
5,000	-	*	UR
Nigeria		5,000	Award	0
5,000	-	*	UR
Rhodesia	5,000	Award	0
5,000	-	*	UR
Rwanda		5,000	Award	0
5,000	-	*	UR
Somalia		5,000	Award	0
5,000	-	*	UR
South Africa	5,000	Award	0
5,000	-	*	UR
Sudan		5,000	Award	0
5,000	-	*	UR
Tangier		5,000	Award	0
5,000	-	*	UR
Tan Zania	5,000	Award	0
5,000	-	*	UR
Togo		5,000	Award	0
5,000	-	*	UR
Uganda		5,000	Award	0
5,000	-	*	UR
Zaire		5,000	Award	0
5,000	-	*	UR
Zambia		5,000	Award	0
5,000	-	*	UR
Zimbabwe	5,000	Award	0
5,000	-	*	UR
Mauritania	5,000	Award	0
5,000	-	*	UR
Maytto		5,000	Award	0
5,000	-	*	UR
Zanzibar		5,000	Award	0
5,000	-	*	UR

Name
Number of share issued	Issue Value of  per share
(USD)	Entitle Exercisable Share at Fiscal Year-End 2005
Unexercisable Share at Fiscal Year-End 2005
Value of  Unexercisable
At Fiscal Year-End 2005	Percent of Share
Owned	Note
Dick Cheney	500,000	$0.10	25,000
475,000	-	*	UR
Jacob Bush	100,000	$1.00	5,000
95,000	-	*	UR
Nile Bush	100,000	$1.00	5,000
95,000	-	*	UR
Marvin Bush	100,000	$1.00	5,000
95,000	-	*	UR
Bill Clinton	100,000	$1.00	5,000
95,000	-	*	UR
John Kerry	100,000	$1.00	5,000
95,000	-	*	UR
Al Gore	1	00,000	$1.00	5,000
95,000	-	*	UR
John Edward	100,000	$1.00	5,000
95,000	-	*	UR
Teddy Kennedy	100,000	$1.00	5,000
95,000	-	*	UR
John MaCain	100,000	$1.00	5,000
95,000	-	*	UR
John Remusfold	50,000	$1.00	2,500
42,500	-	*	UR
Dick Gardhard	50,000	$1.00	2,500
42,500	-	*	UR
Colin Paul	100,000	$1.00	5,000
95,000	-	*	UR
Bob Dole	100,000	$1.00	5,000
95,000	-	*	UR
John Engler	100,000	$1.00	5,000
95,000	-	*	UR
Trent Lott	100,000	$1.00	5,000
95,000	-	*	UR
John Ashfold	100,000	$1.00	5,000
95,000	-	*	UR
Tom Dashfold	50,000	$1.00	2,500
42,500	-	*	UR
Paul Wolfriz	100,000	$1.00	5,000
95,000	-	*	UR
Lou Dobb	100,000	$1.00	5,000
95,000	-	*	UR
Jiahui Luo	100,000	$1.00	5,000
95,000	-	*	UR
Al Scwiztar	100,000	$1.00	5,000
95,000	-	*	UR
Luos I(6)	30,000	$0.10	1,500
28,500	-	*	R
Luos II (9)	45,000	$0.10	2,250
42,750	-	*	R
Luos III (7)	35,000	$0.10	1,750
33,250	-	*	R
John Zhangs (9)	45,000	$0.10	2,250
42,750	-	*	R
Luos IV(8)	40,000	$0.10	2,000
38,000	-	*	UR
Luos V(6)	30,000	$0.10	1,500
28,500	-	*	UR
Luos VI (4)	20,000	$0.10	1,000
19,000	-	*	R
Tony Blair	100,000	$1.00	5,000
95,000	-	*	UR
Vladimir Putin	100,000	$1.00	5,000
95,000	-	*	UR
Ian Dawson	100,000	$1.00	5,000
95,000	-	*	UR
Kayla Rick	5,000	$1.00	4,900
100	-	*	UR

FINANCIAL REVIEW

Apollo Publication Corporation foresees that the revenue for directing the NASDAQ Stock Market shareholder at the
 End of Fiscal Year 2005 is around 3,627,382,000.
The revenue at End of Fiscal Year 2006 is near
 7,500,000,000 to 9,500,000,000. The revenue
at End of Fiscal Year 2007 is 11,500,000,000 to
 14,500,000,000.
The table below shows the detail of the financial statement of
 Apollo Publication Corporation in three year.
Fiscal Year End December 31, 2005
(Dollars in Millions USD) 	2005	2006	2007
Selected results from continuing operation
Revenues	3,627.4	7,500.0	11,500.0
Gross Profit	3,264.9	5,200.0	7,500.0
Research and development expense	0.25	15.0	18.0
Selling and administrative expense	340.85	1,500.0	1,700.0
Depreciation and Amortization (EQ & Assets) 	0.93	1.3	2.5
Total operation expense	342.03	1,516.3	1,720.5
Operation earning (loss)	2,922.87	3,683.7	5,779.5
Interest income	2.43	34.25	98.77
Earnings (loss) from continuing operations before income taxes
	2,925.3	3,717.95	5,878.27
Income tax benefit (expense)	730.11	929.49	1,469.57
Net Earnings (loss)	2,195.19	2,788.46	4,408,70
Selected balance sheet data
Cash and cash equivalents	1,184.8	1,079.7	1,508.70
Current asset	1,002.43	2,700.0	5,598.77
Fix asset (EQ)	15.2	200.0	550.04
Total asset	2,195.19	4,838.34	8,257.51
Investment information
Shares outstanding at year-end (in million)	100	200	300
Book value per share at year- end (0.08 par value)	$282.2	$287.0	$344.07

INVESTMENT

Apollo Publication Corporation has her own investment plan for speeding up and expending business rapidly by Joint
 Venture, Acquisition and Partnership with the company who could reduce our cost and increase our revenue.
Apollo Publication Corporation primary liquidity is cash.
For considering the rule of investment on high return and
 low risk, the currency market and Guarantee Investment certification are more likable choice.
Apollo Publication Corporation is interesting to invest the new and rapid developing company with Guarantee Return and low risk.

WORKING CAPITAL

Apollo Publication Corporation keeps sufficient unrestricted cash on hand to fund our working capital requirements and planned expenditures. Also, our existing cash should be adequate to fund operation management expenditures for several years if we are able to at least maintain a break-even or positive flow from business practice.
Apollo Publication Corporation may offer the note as working capital to support and pay the requirement expenditures from acquisition and operation management.

CANADIAN TAX MATTER

Dividends

Under the United States-Canada Income Tax Convention (1980),
 or the Convention, Canadian withholding tax of 15% generally applies to the gross amount of dividends ( including stock dividends ) paid or credited to beneficial owners of Apollo
 Publication Corporation common shares:

(1) who are resident in the United States for the purposes of the Convention; and
(2) who do not hold the share in connection with a business carried on through a permanent establishment or a fixed base in Canada.

The Convention provides an exemption from withholding tax on dividends paid ot credited to certain tax-exempt organizations that are resident in the United States for purposes of the Convention. Persons who are subject to the United States federal income tax on dividends may be entitled, subject to certain limitations, to either a credit or deduction with respect to Canadian income taxes withheld with respect to dividends paid or credited on Apollo Publication Corporation common shares.

Sales or other dispositions of shares
Gains on sales or other dispositions of Apollo Publication Corporation common shares by a non-resident of Canada are generally not subject to Canadian income tax, unless the holder realized the gains in connection with a business carried on in Canada. A gain realized upon the disposition of Apollo Publication Corporation common shares by a resident of the United States that is otherwise subject to Canadian tax may be exempt from Canadian tax under the Convention. Where Apollo
Publication Corporation common shares are disposed of by way of an acquisition of such common shares by Apollo Publication Corporation, other than a purchase in the open market in the manner in which common shares would normally be purchased by any member of the public in open market, the amount paid by Apollo Publication Corporation in excess of the paid-up capital of such common shares will be treated as a dividend, and will be subject to non-resident withholding tax.

RISK FACTOR
THIS PROSPECTUS CONTAINS INFORMATION THAT
IS SUBJECT TO IMPORTANT RISKS AND UNCERTAINIES.
THE RESULTS OR EVENTS PREDICTED IN THESE
STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL
 RESULTS OR EVENTS. RESULTS OR EVENTS COULD
DIFFER FROM CURRENT EXPECTATION AS A RESULT
 OF A WIDE RANGE OF RISK FACTORS.
FOR INFORMATION REGARDING SOME OF THE RISK
 FACTORS INVOLVED IN OUR BUSINESS AND
OPERATIONS SHOWN BELOW:
1. Our ability to execute our strategic plan, including expended business globally;
2. Our ability to focus on the day-to-day operation of our business while implementing improvements in our internal control and procedures;
3. Our ability to successfully manage our manufacture operations, upon high standard of Quality and in high demanded quantity;
4. Our ability to successfully comply with increased and complex regulations globally;
5. Our ability to handle the global market risk from foreign exchange rate and interest rate;
6. Our ability to make investments, including acquisition, to strengthen our business;
7. Our ability to sizing and timing of customer order and shipments;
8.  Our ability to maintain appropriate inventory level;
9. Our ability to obtain payment from customers on a timely basis;
10.Our ability to fund and manage the product development; 11.Our ability to control the sales channel, product cost and the mix of products sold;
12.Our ability to obtain financial and hold sufficient working capital to fund capital expend;
13.Our ability to solve and settle the conflict with our customer and supplier;
14.Our ability to handle the all kind of technology problems related with business, such as computer viruses, computer shut down, loss power, device problem, etc.
15.Our ability to manage all cost of labor, material, shipment, regulation, tax, etc.

OTHER RISK FACTOR RELATED WITH GLOBAL
ECONOMIC CONDITION AND ENVIRONMENT:

1. Trade protection measures
2. Economic, social and political risk
3. Taxation
4. Acts of war or terrorism
5. Restriction of cash exchange and flow
6. The factor depending on the country involved
7. Copyright and Patent protection problems
8. The all kind catastrophic occurs on shipment and storage


CONTROL AND PROCEDURE

Apollo Publication Corporation has the Board of director committee which is consisted with Audit Committee, Compensation Committee, Public Policy Committee,
Finance Committee and Nominating and Governance
 Committee. Each of these committee is independent and has a written charter. The directors in Audit
Committee all meet Independent standard by The NASDAQ Stock Market.

Governance principle and Code of Ethics of Apollo
 Publication Corporation meet all NASDAQ Stock Market
 Listing Requirement, i.e. to distribution of Annual and Interim Reports; to hold shareholder meeting; to take shareholder approval and stockholder voting rights;
to nominating independent directors and consist Audit
Committee; to solve all conflicts of interest in public
 relationship; to solicitation of Proxies; to have enough quorum in the Board of Director Committees and shareholders, etc.

Our code of Business Conduct has set forth our standards for ethical behavior and legal compliance and governs the manner in which we conduct our business. Apollo Publication Corporation practice in NASDAQ Stock Market is not prohibited by Canadian Law.

The detail of control and procedure is stated on following pages within the Board of director committee.

Committees of the Board of Directors

Audit Committee

Functions:
Selects independent public accountants to audit
 APCorps books and records, Members:
subject to shareholder, reviews internal controls, accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent public accountants.
 Discusses earnings releases and guidance provided to the public and rating agencies.
Prepares an annual report of the Audit Committee to be included in the Company proxy statement and assesses annually the adequacy of the Audit Committee Charter.
Reports to the Board of Directors about these matters.

Number of Members: 5
James Baker (Independent Director) reviews internal controls, accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent public accountants.
Jimmy Carter (Independent Director) peer quality control
 review, any issues raised by the United State government and deals with the issues about assessing the independence of the independent public accountants and all relationships between the independent public
accountants and the Company.
Jean Chretien (Independent Director) peer quality control review, any issues raised by the government of
 Canada and deals with the issues about assessing the independence of the independent public accountants and all relationships between the independent public accountants and the Company.
Paul Oneil and Al Greenspan (Independent Director) prepare an annual report of the Audit Committee to be included in the Company proxy statement and assesses annually the adequacy of the Audit Committee Charter.
Reports to the Board of Directors about these matters.

Number of Meetings in 2005: 1
Peer quality control review, any issues raised
 by a governmental.
Deal with such issues about assessing the
 independence of the independent public accountants and all relationships between the independent public accountants and the Company.
Consults with the independent public accountants, reviews and approves the scope of their audit, and reviews their independence and performance. Also reviews any proposed non-audit engagement between the Company and the independent public accountants and approves in advance any such engagement, if appropriate.

Compensation Committee

Functions:
Establishes and reviews the overall executive
 compensation philosophy of the Members:
Company.
Considers and makes recommendations on APCorps
 executive compensation plans.
Prepares an annual report of the Compensation Committee
 to be included in the Company proxy statement.
Assesses annually the adequacy of the Compensation
 Committee Charter.
Reports to the Board of Directors about these matters.

Number of Members: 4
Simon Victor (Honorable Chair) evaluates the performance
 of the CEO and other executive officers and makes recommendations on APCorps executive compensation plans.
Xiaobo Lucy Luo (Chair/CEO) establishes goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, other incentive awards and other benefits, direct and indirect, of the executive officers.
George Walker Bush Jr. (Chair/President) considers recommendations on APCorps executive compensation plans and prepares an annual report of the Compensation
 Committee to be included in the Company proxy statement.
Jenny Jie Luo (CIO, Chief Information Officer) assesses annually the adequacy of the Compensation Committee
 Charter and reports to the Board of Directors about these matters.

Number of Meetings in 2005: 5
Established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, other incentive awards and other benefits, direct and indirect, of the CEO and other executive officers.

Public Policy Committee

Functions:
Reviews public policy and issues facing Members
 of the Company around the world.
Deals with stakeholder relationships and conflicts
 of interest between shareholders and the Company, products and public issues and policies.
Reports to the Board of Directors about these matters.

Number of Members: 17
George Herbert Bush Sr. (Honorable Chairman) reviews the management of the Company performance on public policy around the world.
Xiaobo Lucy Luo (Chair & CEO) deals with stakeholder relationships and conflicts of interest between shareholders and the Company, products and public issues and policies.
Jintao Hu (Controller) deals with products and management of the Company performance on public policies in the region of P. R. China.
Tony Carlo Blair (Controller) deals with products and
 management of the Company performance on public policies in the region of United Kingdom.
Vladimir Putin (Controller) deals with products and management of the Company performance on public policies in the region of Russia.
George W. Bush (Controller) deals with products and management of the Company performance on public policies in the region of United State.
Gerhard Schroeder (Controller) deals with products
 and management of the Company performance on public policies in the region of German.
Junichiro Koizumi (Controller) deals with products and management of the Company performance on public policies in the region of Japan.
Ian Dowson (Controller) deals with products and management of the Company performance on public policies in the region of Canada.
Jacques Carlo Chirac (Controller) deals with products
 and management of the Company performance on publi c policies in the region of French.
Fidel Castro (Controller) deals with products and
 management of the Company performance on public policies in the region of Cuba.
Koff Annan (Controller) deals with products and management of the Company performance on public policies in the region of Africa.
Abdullah Bin Hussein (Controller) deals with products and management of the Company performance on public policies in the region of Jordan.
Pervez Musharraf (Controller) deals with products and management of the Company performance on public policies in the region of Pakistan.
John Howard (Controller) deals with products and
 management of the Company performance on public policies in the region of Australia.

Silvio Berluscon (Controller) deals with products and management of the Company performance on public policies in the region of Italy.
Roh Moo-Hyun (Controller) deals with products and management of the Company performance on public policies in the region of South Korea.

Number of Meetings in 2005: 2
Committee Charter.
Reports to the Board of Directors about these matters.


Finance Committee
Functions:
Reviews all aspects of the Company policies and
 practices that relate to the Members:
management of the Company financial affairs, Business
 Plan and Budget, Annual Report, the Company cash and funding plans, the Company health care costs, financial risk assessment and risk management and capital expenditures for products.

Number of Members: 9

Rutang Luo (Honorable Chair) reviews Annual Report with management the Company performance on financial issues.
Xiaobo Lucy Luo (Chair/CEO) reviews all aspects of the Company policies and practices that relate to the management of the Company financial affairs and deals with APCorps Business Plan and Budget, Annual Report, the Company cash and funding plans, the Company health care costs, financial risk assessment and risk management and capital expenditures for products.
Paul Martin (CFO, Chief Financial Officer) deals
 with the management of the Company financial affairs, Budget, financial risk assessment and risk management and capital expenditures for products.
Lishan Yong (COO, Chief Operating Officer) deals with the management of the Company financial affairs, financial risk assessment and risk management and capital expenditures for products in the region of Asia.
Joseph Lieberman (CLO, Chief Legal Officer) deals with the law and specification on management of the Company financial affairs.
William Snow (Treasurer) deals with the
 management of the Company financial affairs, the Company cash and funding plans in the region of America.
Rongji Zhu (Treasurer) deals with the
management of the Company financial affairs, the Company cash and funding plans in the region of Asia.
John Paul Manley (Treasurer) deals with the management of the Company financial affairs, the Company cash and funding plans in the region of Canada.

Jacques Carlo Chirac (Treasurer) deals with the management of the Company financial affairs, the Company cash and funding plans in the region of European.

Number of Meetings in 2005: 1
Annual capital expenditure budget and schedule approved by the Board of Directors.
Reviews the Corporate 5 year Business Plan, Budget and detailed operational business and cash strategy.
Reviews the Company pension strategy and performance.
Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.
Assesses annually the adequacy of the Finance Committee Charter.
Reports to the Board of Directors about these matters.


Nominating and Governance Committee
Functions:
Establishes criteria for selecting new directors and
 the evaluation of the Board.
Develops the corporate governance principles guidelines
 to meet the requirement of Corporate Governance, include
Distribution of Annual and Interim Reports, Solicitation of
 Company proxy statement; Makes recommendations to the Board for the selection of Independent Directors, Organizes the company Audit Committees, Holds a
Shareholder Meetings; Clears the Stockholder Voting
 Rights, Rules of the Shareholder Approval, Solves the conflicts of interest between the shareholders and the Company, Reviews the issues related with Quorum and Code of Conduct.
Reviews the charter and composition of each committee of the Board.
Makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees or the elimination of committees.

Number of Members: 11
Xiaobo Lucy Luo (Chair) makes the nominations or elections of directors; develops the corporate governance principles guidelines; reviews the charter and composition of each committee of the Board;
makes recommendations to the Board for the selection of Independent Directors; Organizes the company
Audit Committees.
George Walker Bush (Chair) establishes criteria
 for selecting new directors and the evaluation of the Board, the nominations or elections of directors;
reviews the corporate governance principles guidelines;
makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees or the elimination of committees.
Paul Martin (CFO, Chief Financial Officer) deals with the management of the Company financial affairs.

Lishan Yong (COO, Chief Operating Officer) deals with the management of the Company financial, product and shareholder affairs in P. R. China.
Joseph Lieberman (CLO, Chief Legal Officer) reviews
 with the law and specification on management of the Corporate governance principles guidelines; and reviews the charter and composition of each committee of the Board; Makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees or the elimination of committees.

Number of Meetings in 2005: 2
Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.
Prepares and publishes an annual report of the Nominating and Governance Committee to be included in the Company proxy statement.
Considers shareholder suggestions for
nominees for director.
Assesses annually the adequacy of the Nominating
 and Governance Committee Charter.
Reports to the Board of Directors about these matters.


CERTIFICATIONS

Apollo Publication Corporation is Ontario Corporation which register on Ontario and Federal Government of Canada.
Apollo Publication Corporation has own vendor permit and sales right globally.
Apollo Publication Corporation has own right of Import and Export world wide.
Apollo Publication Corporation has own right of Financing, Accounting, Trading, Noting, legal and law, etc.

(The number of certification is confidential and is given only for properly requirement and purpose.)

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CORPORATION INFORMATION

CORPORATION CONTACT

1547 York St.
Windsor, ON N8X 1W5
Canada
Tel: (519)252-3518
Fax: (519)967-9577
General Information: Info@APCorps.com
E-mail: E-mail@APCorps.com
Comment: Comment@APCorps.com
















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APC-FRN-001-20050715